PRICING SUPPLEMENT NO. 122 (revised)                           Rule 424 (b)(3)
DATED: June 22, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:               Floating Rate Notes   Book Entry Notes
$25,000,000                     [x]                   [x]

Original Issue Date:            Fixed Rate Notes      Certificated Notes
June 25, 1998                   []                    [_]

Maturity Date:                  CUSIP#: 073928 DJ 9
June 25, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:

                                            Optional           Optional
                        Redemption          Repayment          Repayment
Redeemable On           Price(s)            Date(s)            Price(s)
-------------           ----------          ---------          ----------

N/A                     N/A                 N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                        Maximum Interest Rate: N/A

[_]         Commercial Paper Rate           Minimum Interest Rate: N/A

[x]         Federal Funds Rate              Interest Reset Date(s): Daily

[_]         Treasury Rate                   Interest Reset Period: Daily

[_]         LIBOR Reuters                   Interest Payment Date(s): *

[_]         LIBOR Telerate

[_]         Prime Rate                      Interest Payment Period: Quarterly

[_]         CMT Rate

Initial Interest Rate: **

Index Maturity:  N/A

Spread (plus or minus): +0.11%
----------------------------------

*        On the 25th of each September, December, March and June.

** The Federal Funds Rate on June 24, 1998 plus 11 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.